UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2010

Pennichuck Corporation
 (Exact name of registrant as specified in its charter)

New Hampshire	0-18552	02-0177370
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Manchester Street, Merrimack, New Hampshire	03054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 882-5191

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 2, 2010, Pennichuck Corporation issued a press release providing its comments on whether the occurrence of recent events related to its municipalization (i.e., eminent domain) proceeding involving the City of Nashua, New Hampshire (“Nashua”) could, under certain circumstances, affect the timing and probability of completion of a sale of the Company’s stock to Nashua (the Company and Nashua together, the “parties”) in settlement thereof. These comments are not intended to suggest or imply that the parties have agreed to settle or that a comprehensive settlement agreement will be reached in the future.

The full text of the press release is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

The Company also incorporates herein by reference the Company’s previous disclosure regarding eminent domain-related matters appearing in its Quarterly Report on Form 10-Q for the period ended March 31, 2010 and Annual Report on Form 10-K for the year ended December 31, 2009, including without limitation the disclosure appearing under the captions “Business—Ongoing Eminent Domain Proceeding,” “Risk Factors,” “Legal Proceedings” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, in each case to the extent not superseded by subsequently filed information, including the accompanying press release.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release – “Pennichuck Comments on Factors Affecting Timing and Probability of Completion of Eminent Domain Settlement with Nashua”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNICHUCK CORPORATION
(Registrant)

Date: June 8, 2010

By: /s/ Thomas C. Leonard
Thomas C. Leonard
Senior Vice President and Chief Financial
Officer